CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges              EXHIBIT (12) (i)

                                                                          2003
                                                           -------------------------------------
                                                           3 Months      9 Months      12 Months
                                                             Ended         Ended         Ended
                                                            Sept 30       Sept 30       Sept 30
                                                           ---------     ---------     ---------
   Earnings: ($000)
A.     Net Income from Continuing Operations (2)           $   4,705     $  32,523     $  43,153
B.     Federal and State Income Tax                            3,255        22,439        25,949
                                                           ---------     ---------     ---------
C.     Earnings before Income Taxes                        $   7,960     $  54,962     $  69,102
                                                           =========     =========     =========
D.     Fixed Charges
            Interest on Mortgage Bonds                            68           570           833
            Interest on Other Long-Term  Debt                  2,599         7,850        10,579
            Other Interest (3)                                 2,974         7,775        10,506
            Interest Portion of Rents                            262           766         1,012
            Amortization of Premium & Expense on Debt            249           898         1,222
            Preferred Stock Dividends of Central Hudson          387         1,869         2,479
                                                           ---------     ---------     ---------
                           Total Fixed Charges             $   6,539     $  19,728     $  26,631
                                                           =========     =========     =========

E.     Total Earnings                                      $  14,499     $  74,690     $  95,733
                                                           =========     =========     =========

   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
             Under IRC Sec 247 (3)                         $     242     $   1,145     $   1,596
G.     Less Allowable Dividend Deduction                         (32)          (96)         (127)
                                                           ---------     ---------     ---------
H.     Net Subject to Gross-up                                   210         1,049         1,469
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                          1.692         1.690         1.601
                                                           ---------     ---------     ---------
J.     Preferred Dividend (Pre-tax) (H x I)                      355         1,773         2,352
K.     Plus Allowable Dividend Deduction                          32            96           127
                                                           ---------     ---------     ---------
L.     Preferred Dividend Factor                                 387         1,869         2,479
                                                           =========     =========     =========

M.     Ratio of Earnings to Fixed Charges (E/D)                 2.22          3.79          3.59
                                                           =========     =========     =========


                                                                                 Year Ended December 31,
                                                           -----------------------------------------------------------------------

                                                              2002           2001 (1)       2000          1999            1998 (4)
                                                           ---------        ---------     ---------     ---------        ---------
   Earnings: ($000)
A.     Net Income from Continuing Operations (2)           $  41,281        $  50,835     $  50,973     $  48,573        $  49,314
B.     Federal and State Income Tax                           22,294           (3,338)       38,215        28,925           28,627
                                                           ---------        ---------     ---------     ---------        ---------
C.     Earnings before Income Taxes                        $  63,575        $  47,497     $  89,188     $  77,498        $  77,941
                                                           =========        =========     =========     =========        =========
D.     Fixed Charges
            Interest on Mortgage Bonds                         2,136            5,211        11,342        13,057           14,225
            Interest on Other Long-Term  Debt                  9,819           10,446        12,864        11,094            8,890
            Other Interest (3)                                11,659           12,837         9,303         5,640            3,639
            Interest Portion of Rents                            749              801           962           993            1,004
            Amortization of Premium & Expense on Debt          1,249            1,350         1,170           993              924
            Preferred Stock Dividends of Central Hudson        3,259            3,026         5,556         5,078            5,031
                                                           ---------        ---------     ---------     ---------        ---------
                           Total Fixed Charges             $  28,871        $  33,671     $  41,197     $  36,855        $  33,713
                                                           =========        =========     =========     =========        =========

E.     Total Earnings                                      $  92,446        $  81,168     $ 130,385     $ 114,353        $ 111,654
                                                           =========        =========     =========     =========        =========

   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
             Under IRC Sec 247 (3)                         $   2,161        $   3,230     $   3,230     $   3,230        $   3,230
G.     Less Allowable Dividend Deduction                        (127)            (127)         (127)         (127)            (127)
                                                           ---------        ---------     ---------     ---------        ---------
H.     Net Subject to Gross-up                                 2,034            3,103         3,103         3,103            3,103
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                          1.540            0.934         1.750         1.595            1.581
                                                           ---------        ---------     ---------     ---------        ---------
J.     Preferred Dividend (Pre-tax) (H x I)                    3,132            2,899         5,429         4,951            4,904
K.     Plus Allowable Dividend Deduction                         127              127           127           127              127
                                                           ---------        ---------     ---------     ---------        ---------
L.     Preferred Dividend Factor                               3,259            3,026         5,556         5,078            5,031
                                                           =========        =========     =========     =========        =========

M.     Ratio of Earnings to Fixed Charges (E/D)                 3.20             2.41          3.16          3.10             3.31
                                                           =========        =========     =========     =========        =========

(1) The reduction in the ratio reflects the net effect of regulatory actions in 2001 associated with the sale of the interests of Central Hudson in its major electric generating assets, including the recording of a significant amount of federal investment income tax credits.

(2)   Net Income includes preferred stock dividends of Central Hudson.

(3) Reflects SFAS #150 reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(4) CH Energy Group, Inc. was formed on Dec. 15, 1999. 1998 has been restated to reflect preferred stock dividends as a component of fixed charges.